Exhibit 10.56

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of November 9, 2023, is delivered pursuant to Section 8.6 of the Amended and Restated Security Agreement, dated as of March 10, 2023 (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) , by AgeX Therapeutics, Inc., a Delaware corporation, (the “Borrower”) and each of the other entities that party thereto, including pursuant to Section 8.6 thereof (together with the Borrower, the “Grantors” and each a “Grantor”), in favor of Juvenescence Limited, a company incorporated in the Isle of Man (the “Initial Lender”), in its capacity as the Lender under the Note (as defined in the Security Agreement) and as agent for itself and any other lender under the Note (in such agent capacity, together with its successors and permitted assigns, “Agent”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 4.1, 4.2, 4.5 and 4.10 of the Security Agreement is true and correct and as of the date hereof as if made on and as of such date.

AGEX THERAPEUTICS, INC.

By:	/s/ Joanne Hackett
Name:	Joanne Hackett
Title:	Interim Chief Executive Officer

Annex 1-A

PLEDGED STOCK